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                                                                     EXHIBIT 5.1


MARK D. KAUFMAN
DIRECT LINE: 404.853.8107
Internet: mdkaufman@sablaw.com


                                    May 7, 2001




Netzee, Inc.
6190 Powers Ferry Road
Suite 400
Atlanta, Georgia 30339

Ladies and Gentlemen:

         We are acting as your counsel in the registration of 320,000 shares of no par value Common Stock (the "Shares") of Netzee, Inc., a Georgia corporation (the "Company"). The Shares are being registered with the Securities and Exchange Commission under a registration statement on Form S-3 (the "Registration Statement"). We are familiar with the documents and materials relating to the Company relevant to this opinion.

         Based on our review of the relevant documents and materials, it is our opinion that:

         (a) The Company is duly organized and validly existing and in good standing under the laws of the State of Georgia; and

         (b) The Shares have been validly authorized and legally issued, and are fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By: /s/ Mark D. Kaufman
                                        ---------------------------
                                        Mark D. Kaufman


MDK/gje